Certification Regarding Compliance with Applicable Servicing Criteria
1. OfficeTiger Global Real Estate Services Inc. ("OfficeTiger") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item
1122 of Regulation AB, as of and for the period ending December 31, 2007 (the "Reporting Period")
as set forth in Appendix A hereto. The transactions covered by this report include the following asset-backed securities transactions for which OfficeTiger acted as Credit Risk Manager, involving primarily first lien, subprime residential mortgage loans (the "Platform"):
First Franklin Mortgage Loan Trust 2006-FF10
First Franklin Mortgage Loan Trust 2006-FF12
First Franklin Mortgage Loan Trust 2006-FF14
First Franklin Mortgage Loan Trust 2006-FF15
First Franklin Mortgage Loan Trust 2006-FF10
Structured Asset Securitization Corporation 2007-BC2
2.
OfficeTiger has not engaged any vendors to perform any activities in connection with the asset-backed securities covered by this Certification.
3. OfficeTiger used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria.
4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto, are inapplicable to OfficeTiger based on the activities it performs with respect to the
Platform.
5. OfficeTiger has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B attached hereto.
6.
HLB Gross Collins, P.C., a registered public accounting firm, has issued an attestation report on OfficeTiger's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Dated: March 10, 2008

OFFICER TIGER GLOBAL REAL ESTATE SERVICES INC.

By: /s/ D. Keith Gettmann

Name: D. Keith Gettmann

Title: Managing Director Senior Officer in Charge of the Credit Risk Manager Function for
OfficeTiger Global Real Estate Services Inc.
Appendix A
Reg AB
Reference
Servicing Criteria
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
General Servicing Considerations
1122(d)(1)(i) Policies and procedures are instituted to monitor any performance or other triggers and events of
default in accordance with the transaction
agreements.
X
1122(d)(1)(ii)
lf any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's
performance and compliance with such servicing
activities.
X
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets
are maintained.
X
1122(d)(1)(iv) A fidelity bond and errors and omissions policy is in effect on the party participating in the
servicing function throughout the reporting
period in the amount of coverage required by
and otherwise in accordance with the terms of
the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i) Payments on pool assets are deposited into the appropriate custodial bank accounts and related
bank clearing accounts no more than two
business days following receipt, or such other
number of days specified in the transaction
agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as
a form of over collateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.
X
Reg AB
Reference
Servicing Criteria
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this
criterion, "federally insured depository institution"
with respect to a foreign financial institution
means a foreign financial institution that meets
the requirements of Rule 13k-1(b)( I) of the
Securities Exchange Act.

X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis
for all asset-backed securities related bank
accounts, including custodial accounts and related
bank clearing accounts. These reconciliations are
(A) mathematically accurate; (B) prepared within
30 calendar days after the bank statement cutoff
date, or such other number of days specified in
the transaction agreements; (C) reviewed and
approved by someone other than the person who
prepared the reconciliation; and (D) contain
explanations for reconciling items. These
reconciling items are resolved within 90 calendar
days oftheir original identification, or such other
number of days specified in the transaction
agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements. Specifically,
such reports (A) are prepared in accordance with
timeframes and other terms set forth in the
transaction agreements; (B) provide information
calculated in accordance with the terms specified
in the transaction agreements; (C) are filed with
the Commission as required by its rules and
regulations; and (D) agree with investors' or the
trustee's records as to the total unpaid principal
balance and number of pool assets serviced by the
Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.
X
Reg AB
Reference
Servicing C r i t e r i a
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
1122(d)(3)(iii) Disbursements made to an investor are
posted within two business days to the Servicer's
investor records, or such other number of days
specified in the transaction agreements.
X
1122(d)(3)(iv) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form
of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i) Collateral or security on pool assets is
maintained as required by the transaction
agreements or related pool asset documents.
X
1122(d)(4)(ii)
Pool assets and related documents are
safeguarded as required by the transaction
agreements
X
1122(d)(4)(iii) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in
accordance with any conditions or requirements in
the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs,
made in accordance with the related pool asset
documents are posted to the Servicer's obligor
records maintained no more than two business
days after receipt, or such other number of days
specified in the transaction agreements, and
allocated to principal, interest or other items (e.g.,
escrow) in accordance with the related pool asset
documents.
X
1122(d)(4)(v) The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an
obligor's unpaid principal balance.
X
1122(d)(4)(vi) Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-
agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related fool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in lieu
of foreclosure, foreclosures and repossessions, as
applicable) are initiated, conducted and concluded
in accordance with the timeframes or other
requirements established by the transaction
agreements.
X
Reg AB
Reference
Servicing Criteria
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
1122(d)(4)(viii) Records documenting collection efforts are
maintained during the period a pool asset is
delinquent in accordance with the transaction
agreements. Such records are maintained on at least
a monthly basis, or such other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent pool assets including, for example,
phone calls, letters and payment rescheduling plans
in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix) Adjustments to interest rates or rates of return for pool assets with variable rates are computed based
on the related pool asset documents.
X
1122(d)(4)(x) Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's pool
asset documents, on at least an annual basis, or
such other period specified in the transaction
agreements; (B) interest on such funds is paid, or
credited, to obligors in accordance with applicable
pool asset documents and state laws; and (C) such
funds are returned to the obligor within 30
calendar days of full repayment of the related pool
assets, or such other number of days specified in
the transaction agreements.
X
1122(d)(4)(xi) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before
the related penalty or expiration dates, as indicated
on the appropriate bills or notices for such
payments, provided that such support
has been received by the servicer at least 30
calendar days prior to these dates, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor are
paid from the Servicer's funds and not
charged to the obligor, unless the late payment was
due to the obligor's error or omission.
X
Reg AB
Reference
Servicing Criteria
Applicable
Servicing
Criteria
Inapplicable
Servicing
Criteria
1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's
records maintained by the servicer, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv) Any external enhancement or other support,
identified in Item 1114(a)(1) through (3) or Item
11 15 of Regulation AB, is maintained as set forth
in the transaction agreements.
X
Appendix B
During a review of the Platform, I examined the monthly CRM reports for each applicable transaction and noted that in 69 of the 71 reports examined, there was no material difference in the unpaid principal balance and number of pool assets between the CRM report and the respective Trustee's report.
However, In 2 of the 71 reports examined, there were noted material differences between the
CRM report and the applicable Trustees' report in connection with the unpaid principal balances and number of pool assets reported as being serviced by the Servicer versus the unpaid principal balance and number of pool assets reported by the Trustee for the same reporting period. These discrepancies occurred in the January 2007 CRM reports in connection with the First Franklin Mortgage
Loan Trust 2006-FF15 and First Franklin Mortgage Loan Trust 2006-FF17 transactions. The discrepancies between the Servicer's data (as reflected in the CRM reports) and the Trustee's reports were investigated and subsequently corrected in the following monthly reporting cycle. It should also be noted that OfficeTiger receives information on the unpaid principal balance and number of pool asset from the Servicer.
Based on my review of the applicable trustee reports and CRM reports, the majority of
OfficeTiger's CRM reports materially agreed with the trustee's reports with respect to the total unpaid principal balance and number of pool assets serviced by the Servicer, except for the two CRM reports discussed above.